Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-143793

                              BigString Corporation

                              PROSPECTUS SUPPLEMENT

                                    Number 1

                                       to

                       Prospectus dated November 13, 2007

                                       of

                              BIGSTRING CORPORATION

                        18,524,866 Shares of Common Stock

               ---------------------------------------------------

This prospectus supplement supplements the prospectus dated November 13, 2007, relating to the offer and sale by certain persons who are or may become stockholders of BigString Corporation of up to 18,524,866 shares of BigString's common stock. We are not selling any of the shares in this offering and therefore will not receive any proceeds from the offering.

This prospectus supplement is part of, and should be read in conjunction with, the prospectus dated November 13, 2007. This prospectus supplement is qualified by reference to the prospectus, except to the extent the information in this prospectus supplement updates and supersedes the information contained in the prospectus. The primary purpose of this prospectus supplement is to (i) notify stockholders that beginning November 20, 2007 and continuing through January 15, 2008, the exercise price of the warrants held by Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear has been reduced from $0.30 per share to $0.10 per share, in order to encourage such holders to exercise the warrants, thereby providing BigString Corporation with an additional source of income to continue funding its operations; (ii) update certain financial information of BigString Corporation to September 30, 2007; (iii) notify stockholders that BigString Corporation has launched a new application that enables Facebook users to send messages and pictures which can be programmed to self-destruct at a specific time; and (iv) notify stockholders that BigString Corporation has introduced a "private label" partnership program that allows social networking and certain other websites to offer BigString Corporation's email system to their respective user bases.

This prospectus supplement includes the attached (i) Quarterly Report on Form 10-QSB for the three months ended September 30, 2007, with exhibits, which was filed with the Securities and Exchange Commission on November 14, 2007, (ii) Current Report on Form 8-K, with exhibit, which was filed with the Securities and Exchange Commission on November 15, 2007; and (iii) Current Report on Form 8-K, with exhibit, which was filed with the Securities and Exchange Commission on November 19, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered through the prospectus dated November 13, 2007, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

           The date of this prospectus supplement is November 20, 2007

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the quarterly period ended September 30, 2007

[_] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from ________ to ________

                        Commission file number 000-51661

                              BIGSTRING CORPORATION
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

                 Delaware                                 20-0297832
                 --------                                 ----------
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

               3 Harding Road, Suite E, Red Bank, New Jersey 07701
               ---------------------------------------------------
                    (Address of principal executive offices)

                                 (732) 741-2840
                            ------------------------
                (Issuer's telephone number, including area code)

--------------------------------------------------------------------------------
              (Former name, former address and formal fiscal year,
                         if changed since last report)

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                               Yes [X]     No [_]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

                               Yes [_]     No [X]

As of November 14, 2007, there were 47,367,125 shares of the Issuer's Common Stock, par value $0.0001 per share, outstanding.

Transitional Small Business Disclosure Format (check one):

                               Yes [_]     No [X]

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain information included in this Quarterly Report on Form 10-QSB and other filings of the Registrant under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as information communicated orally or in writing between the dates of such filings, contains or may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are the availability of working capital to fund our operations, the competitive market in which we operate, the efficient and uninterrupted operation of our computer and communications systems, our ability to generate a profit and execute our business plan, the retention of key personnel, our ability to protect and defend our intellectual property, the effects of governmental regulation and other risks identified in the Registrant's filings with the Securities and Exchange Commission (the "SEC") from time to time, including our registration statement on Form SB-2 (Registration No. 333-143793), filed with the SEC on June 15, 2007, and the subsequent amendments and supplements thereto.

     In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Although the Registrant believes that the expectations reflected in the forward-looking statements contained herein are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Registrant, nor any other person, assumes responsibility for the accuracy and completeness of such statements. The Registrant is under no duty to update any of the forward-looking statements contained herein after the date of this Quarterly Report on Form 10-QSB.

                              BIGSTRING CORPORATION

                              INDEX TO FORM 10-QSB
                              --------------------

PART I.  FINANCIAL INFORMATION                                              PAGE
-------  ---------------------                                              ----

Item 1.  Financial Statements .................................................1

         Consolidated Balance Sheets as of September 30, 2007 (unaudited)
         and December 31, 2006 ................................................2

         Consolidated Statements of Operations (unaudited)
         for the three and nine months ended September 30, 2007 and 2006 and the period October 8, 2003 (Date of Formation) through
         September 30, 2007 ...................................................3

         Consolidated Statements of Stockholders' Equity (unaudited)
         for the nine months ended September 30, 2007 and the period
         October 8, 2003 (Date of Formation) through September 30, 2007 .......4

         Consolidated Statements of Cash Flows (unaudited)
         for the nine months ended September 30, 2007 and 2006
         and the period October 8, 2003 (Date of Formation) through
         September 30, 2007 ...................................................6

         Notes to Unaudited Consolidated Financial Statements .................7

Item 2.  Management's Discussion and Analysis
         or Plan of Operation ................................................23

Item 3.  Controls and Procedures .............................................31

PART II. OTHER INFORMATION
-------- -----------------

Item 1.  Legal Proceedings ...................................................32

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds .........32

Item 3.  Defaults Upon Senior Securities .....................................32

Item 4.  Submission of Matters to a Vote of Security Holders .................32

Item 5.  Other Information ...................................................32

Item 6.  Exhibits ............................................................32

Signatures ...................................................................33

Index of Exhibits ...........................................................E-1

                          PART I. FINANCIAL INFORMATION

Item 1. Financial Statements
        --------------------

     Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted from the following consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). It is suggested that the following consolidated financial statements be read in conjunction with the year-end consolidated financial statements and notes thereto included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 of BigString Corporation ("BigString").

     The results of operations for the three and nine months ended September 30, 2007 and 2006 are not necessarily indicative of the results of the entire fiscal year or for any other period.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (A DEVELOPMENT STAGE COMPANY)

                                                                                     September 30, 2007  December 31, 2006
                                                                                         ------------       ------------
                                                                                         (Unaudited)
                                                              ASSETS

Current assets:
      Cash and cash equivalents                                                          $    167,824       $    517,074
      Accounts receivable - net of allowance of $100 and $0                                     1,954              1,736
      Prepaid expenses and other current assets                                                 2,199              4,625
                                                                                         ------------       ------------

         Total current assets                                                                 171,977            523,435

Property and equipment - net                                                                  175,723            214,612

Intangible assets - net                                                                     2,167,042          2,979,451

Other assets                                                                                  202,907              8,872
                                                                                         ------------       ------------

           TOTAL ASSETS                                                                  $  2,717,649       $  3,726,370
                                                                                         ============       ============


                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

      Accounts payable                                                                   $    264,981       $     83,179
      Accrued expenses                                                                         41,761            125,179
      Unearned revenue                                                                         11,907              4,681
                                                                                         ------------       ------------

         Total current liabilities                                                            318,649            213,039

Long-term liabilities:
      Long-term debt                                                                          218,972                 --
                                                                                         ------------       ------------
           TOTAL LIABILITIES                                                                  537,621            213,039

Stockholders' equity:

      Preferred stock, $.0001 par value - authorized 1,000,000 shares;
        outstanding 400,000 and 400,000 shares, respectively                                       40                 40
      Common stock, $.0001 par value - authorized 249,000,000 shares;
        outstanding 47,367,125 and 46,935,125 shares, respectively                              4,737              4,694
      Additional paid in capital                                                           11,228,229          9,980,762
      Subscription receivable                                                                      --            (16,250)
      Deficit accumulated during the development stage                                     (9,052,978)        (6,455,915)
                                                                                         ------------       ------------

         Total stockholders' equity                                                         2,180,028          3,513,331
                                                                                         ------------       ------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $  2,717,649       $  3,726,370
                                                                                         ============       ============


            See notes to unaudited consolidated financial statements.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                                                                                       Period
                                                                                                                  October 8, 2003
                                                                                                                      (Date of
                                                                                                                     Formation)
                                                      Three Months Ended                 Nine Months Ended            Through
                                                         September 30,                     September 30,            September 30,
                                                    2007             2006             2007            2006              2007
                                                ------------     ------------     ------------     ------------     ------------
Net sales                                       $     10,863     $      3,843     $     30,050     $      9,902     $     56,845

Costs and expenses(1):
     Cost of revenues                                 21,874           74,729           90,994          148,704          384,075
     Research and development                        116,871          160,930          374,258          423,733        1,483,039
     Sales and marketing                             148,962           89,701          352,701          128,583          703,087
     General and administrative                      288,709          389,064          893,066          794,871        2,760,826
     Amortization of intangibles                     270,803          270,000          812,409          760,000        3,249,025
                                                ------------     ------------     ------------     ------------     ------------
      Total costs and expenses                       847,219          984,424        2,523,428        2,255,891        8,580,052
                                                ------------     ------------     ------------     ------------     ------------

Loss from operations                                (836,356)        (980,581)      (2,493,378)      (2,245,989)      (8,523,207)

Interest expense/income                              (66,379)          14,446         (103,685)          29,299          (49,771)
                                                ------------     ------------     ------------     ------------     ------------

Net loss                                        $   (902,735)    $   (966,135)    $ (2,597,063)    $ (2,216,690)    $ (8,572,978)
                                                ============     ============     ============     ============     ============

Loss per common share - basic
    and diluted                                 $      (0.02)    $      (0.02)    $      (0.05)    $      (0.05)
                                                ============     ============     ============     ============

Weighted average common shares
    outstanding - basic and diluted               47,367,125       46,770,125       47,255,066       50,232,579
                                                ============     ============     ============     ============

 (1)Stock-based compensation by
    function included above
     Cost of revenues                           $         --     $      2,660     $        903     $      2,660     $     29,541
     Research and development                         10,905            4,032           32,737            4,032           79,586
     Sales and marketing                              17,627           11,722          134,786           11,722          174,950
     General and administrative                      126,898          129,047          381,116          161,277          850,761
                                                ------------     ------------     ------------     ------------     ------------
      Total stock-based compensation expense    $    155,430     $    147,461     $    549,542     $    179,691     $  1,134,838
                                                ============     ============     ============     ============     ============

            See notes to unaudited consolidated financial statements.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                            Preferred Stock       Common Stock
                                            --------------    ----------------------     Additional
                                            No. of            No. of                       Paid-In      Subscription     Retained
                                    Total   Shares  Amount    Shares          Amount       Capital       Receivable      Earnings
                                    -----   ------  ------    ------          ------       -------       ----------      --------
Balance, October 8, 2003         $        --    --   $ --            --    $        --    $        --    $        --    $        --
                                 -----------  ----   ----   -----------    -----------    -----------    -----------    -----------

Issuance of common stock
   (at $.0001 per share)                  --    --     --    21,210,000          2,121         (2,121)            --             --

Contribution of capital               45,000    --     --            --             --         45,000             --             --

Sale of common stock
   (at $0.25 per share)                   --    --     --        40,000              4          9,996        (10,000)            --

Net loss                             (29,567)   --     --            --             --             --             --        (29,567)
                                 -----------  ----   ----   -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2003            15,433    --     --    21,250,000          2,125         52,875        (10,000)       (29,567)
                                 -----------  ----   ----   -----------    -----------    -----------    -----------    -----------

Sale of common stock
   (at $0.25 per share)              227,500    --     --       870,000             87        217,413         10,000             --

Issuance of common
   stock for services
   (valued at $0.21 per share)        39,251    --     --       185,000             19         39,232             --             --

Issuance of common
   stock for acquisition
   (valued at $0.24 per share)     4,800,000    --     --    20,000,000          2,000      4,798,000             --             --

Issuance of warrants
   for services
   (valued at $0.07 per share)         3,500    --     --            --             --          3,500             --             --

Net loss                            (729,536)   --     --            --             --             --             --       (729,536)
                                 -----------  ----   ----   -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2004         4,356,148    --     --    42,305,000          4,231      5,111,020             --       (759,103)
                                 -----------  ----   ----   -----------    -----------    -----------    -----------    -----------

Sale of common stock
   (at $0.25 per share)              230,500    --     --       922,000             92        230,408             --             --

Exercise of warrants
   (at $0.25 per share)               11,250    --     --        45,000              4         11,246             --             --

Issuance of common
   stock for services
   (valued at $0.25 per share)        12,500    --     --        50,000              5         12,495             --             --

Sale of common stock
   (at $0.16 per share)            1,511,700    --     --     9,448,125            945      1,510,755             --             --

Issuance of warrants
   for services
   (valued at $0.07 per share)       179,200    --     --            --             --        179,200             --             --

Net loss                          (2,102,587)   --     --            --             --             --             --     (2,102,587)
                                 -----------  ----   ----   -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2005         4,198,711    --     --    52,770,125          5,277      7,055,124             --     (2,861,690)
                                 -----------  ----   ----   -----------    -----------    -----------    -----------    -----------

Redemption of shares from
   stockholders
   (at $0.05 per share)             (400,000)   --     --    (8,000,000)          (800)      (399,200)            --             --

Issuance of common stock for
   consulting services
   (valued at $0.82 per share)            --    --     --     1,250,000            125           (125)            --             --

Stock-based compensation
   expense                           314,250    --     --            --             --        314,250             --             --

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Continued)

                                                    Preferred Stock         Common Stock
                                                 --------------------   --------------------   Additional
                                                  No. of                 No. of                 Paid-In    Subscription   Retained
                                      Total       Shares     Amount      Shares     Amount      Capital     Receivable    Earnings
                                   -----------   ---------  ---------  ----------  ---------  ------------  ----------  -----------
Issuance of warrants for
   consulting services
   (valued at $0.08, $0.18
   and $0.42 per share)                 36,595          --         --          --         --        36,595         --            --

Issuance of common stock for
   website acquisition
   (valued at $0.80 per share)         600,000          --         --     750,000         75       599,925         --            --

Sale of preferred stock
   (at $.0001 per share)             1,860,000     400,000         40          --         --     1,859,960         --            --

Dividends resulting from the
   allocation of proceeds for
   the beneficial conversion
   feature of the preferred stock           --          --         --          --         --       480,000         --      (480,000)

Exercise of warrants (at $0.16,
   $0.20 and $0.25 per share)           18,000          --         --     165,000         17        34,233    (16,250)           --

Net loss                            (3,114,225)         --         --          --         --            --         --    (3,114,225)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2006           3,513,331     400,000         40  46,935,125      4,694     9,980,762    (16,250)   (6,455,915)
-----------------------------------------------------------------------------------------------------------------------------------

Exercise of warrants (at $0.16,
   $0.20 and $0.25 per share)           16,250          --         --          --         --            --     16,250            --

Issuance of common stock
   for consulting services
   (valued at $0.33 and $0.50
   per share)                               --          --         --     432,000         43           (43)        --            --

Stock-based compensation
   expense                             549,542          --         --          --         --       549,542         --            --

Allocation to warrants from
   sale of convertible
    notes and  warrants                 31,320          --         --          --         --        31,320         --            --

Beneficial conversion feature
   of convertible notes                666,648          --         --          --         --       666,648         --            --

Net loss                            (2,597,063)         --         --          --         --            --         --    (2,597,063)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2007        $ 2,180,028     400,000  $      40  47,367,125  $   4,737  $ 11,228,229   $     --   $(9,052,978)
-----------------------------------------------------------------------------------------------------------------------------------

            See notes to unaudited consolidated financial statements.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (A DEVELOPMENT STAGE COMPANY)
                                   (Unaudited)

                                                                                                                   Period
                                                                                                              October 8, 2003
                                                                                  Nine Months Ended         (Date of Formation)
                                                                                    September 30,                 Through
                                                                               2007              2006        September 30, 2007
                                                                           -----------        -----------        -----------
Cash flows from operating activities:
    Net loss                                                               $(2,597,063)       $(2,216,690)       $(8,572,978)
Adjustments to reconcile net loss
   to net cash used in operating activities:
    Depreciation of property and equipment                                      38,889             24,270             86,566
    Amortization of intangibles                                                812,409            760,000          3,249,025
    Amortization of other assets                                               123,833                 --            123,833
    Stock-based compensation                                                   549,542            179,691          1,134,838
    Changes in operating assets and liabilities:
       (Increase) in accounts receivable, net                                     (218)              (875)            (1,954)
       Decrease (increase) in prepaid expenses and other assets                  5,458             16,889             (8,039)
       Increase (decrease) in accounts payable                                 181,802             (2,908)           264,981
       (Decrease) increase in accrued expenses and other liabilities           (63,418)            16,774             58,695
       Increase (decrease) in unearned revenue                                   7,226             (2,033)            11,907
                                                                           -----------        -----------        -----------
    Net cash used in operating activities                                     (941,540)        (1,224,882)        (3,653,126)
                                                                           -----------        -----------        -----------

Cash flows from investment activities:
    Purchase of property and equipment                                              --           (177,745)          (262,290)
    Acquisitions                                                                    --                 --            (13,000)
                                                                           -----------        -----------        -----------
    Net cash used in investing activities                                           --           (177,745)          (275,290)
                                                                           -----------        -----------        -----------

Cash flows from financing activities:
    Proceeds from issuance of convertible notes and warrants, net              576,040                 --            576,040
    Proceeds from issuance of preferred stock, net                                  --          1,860,000          1,860,000
    Proceeds from exercise of common stock warrants and
       issuance of common stock                                                 16,250                 --          2,060,200
    Payments for redemption of common stock                                         --           (400,000)          (400,000)
                                                                           -----------        -----------        -----------
    Net cash provided by financing activities                                  592,290          1,460,000          4,096,240
                                                                           -----------        -----------        -----------

Net (decrease) increase in cash                                               (349,250)            57,373            167,824

Cash - beginning of period                                                     517,074            820,857                 --
                                                                           -----------        -----------        -----------

Cash - end of period                                                       $   167,824        $   878,230        $   167,824
                                                                           ===========        ===========        ===========

Supplementary information:
    Details of acquisitions:
       Fair value of assets acquired                                       $        --        $        --        $     2,790
       Fair value of liabilities assumed                                            --                 --             (5,857)
       Intangibles                                                                  --            600,000          5,416,067
                                                                           -----------        -----------        -----------
       Common stock issued to effect acquisition                           $        --        $   600,000        $ 5,400,000
                                                                           ===========        ===========        ===========
       Cash paid to effect acquisition                                     $        --        $        --        $    13,000
                                                                           ===========        ===========        ===========

    Stock-based compensation:
       Common stock issued for services                                    $   455,249        $   142,360        $   734,777
       Common stock options issued for services                                 60,471             18,541            146,944
       Common stock warrants issued for services                                33,822             18,790            253,117
                                                                           -----------        -----------        -----------
                                                                           $   549,542        $   179,691        $ 1,134,838
                                                                           ===========        ===========        ===========

            See notes to unaudited consolidated financial statements.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
          NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE
        THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006 AND THE
     PERIOD OCTOBER 8, 2003 (DATE OF FORMATION) THROUGH SEPTEMBER 30, 2007

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------

The consolidated balance sheet as of September 30, 2007, and the consolidated statements of operations, stockholders' equity and cash flows for the periods presented herein have been prepared by BigString and are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders' equity and cash flows for all periods presented have been made. The information for the consolidated balance sheet as of December 31, 2006 was derived from audited financial statements. The results of operations for the three and nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007.

These Notes to Unaudited Consolidated Financial Statements should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 which was filed with the SEC on April 2, 2007.

ORGANIZATION
------------

BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. In March 2004, the BigString email service was introduced to the market.

BigString Interactive, Inc. ("BigString Interactive"), incorporated in the State of New Jersey, was formed by BigString in early 2006 to develop technology relating to interactive web portals. BigString Interactive is currently BigString's only operating subsidiary.

Email Emissary, Inc. ("Email Emissary"), incorporated in the State of Oklahoma, was acquired by BigString in July 2004; in September 2006, all of Email Emissary's assets, including its pending patent application, were transferred to BigString. Email Emissary was dissolved on May 17, 2007.

BigString is considered a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting for Development Stage Companies," issued by the Financial Accounting Standards Board (the "FASB"). BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of BigString and its subsidiaries, all of which are wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

USE OF ESTIMATES
----------------

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, BigString evaluates its estimates. Actual results could differ from those estimates.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to prior period balances in order to conform to the current period's presentation.

CASH EQUIVALENTS
----------------

Cash equivalents include short-term investments in United States treasury bills and commercial paper with an original maturity of three months or less when purchased. At September 30, 2007 and December 31, 2006, cash equivalents approximated $163,000 and $510,000, respectively.

CERTAIN RISKS AND CONCENTRATION
-------------------------------

Financial instruments which potentially subject BigString to concentrations of credit risk consist principally of temporary cash investments. BigString places its temporary cash investments with established financial institutions.

Online service revenues consist primarily of prepaid electronic commerce and subscription fees billed and paid in advance.

Accounts receivable are typically unsecured and are primarily derived from revenues earned from customers in the United States, Canada, Europe and Asia.

Advertising revenues generated through two advertising services firms accounted for 16% and 14% of our revenues for the nine months ended September 30, 2007. One advertising services firm accounted for 22% of our revenues for the nine months ended September 30, 2006.

REVENUE RECOGNITION
-------------------

BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations. BigString recognizes revenue in accordance with the guidance contained in the SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements."

BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. BigString recognizes these revenues as such because the services have been provided, the fees are fixed or determinable, and collectibility is reasonably assured. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

Consistent with the provisions of the FASB's Emerging Issues Task Force ("EITF") Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors: BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications. In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Consistent with EITF Issue No. 01-9, "Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor's Product)," BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonably estimate fair value, as a reduction of revenue rather than as an expense. Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers' ability to pay. Reserves at September 30, 2007 and December, 31 2006 were $100 and $0, respectively.

DEPRECIATION
------------

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated primarily using the straight-line method over their estimated useful lives of these assets.

STOCK-BASED COMPENSATION
------------------------

BigString has one stock-based compensation plan under which incentive and nonqualified stock options or rights to purchase stock may be granted to employees, directors and other eligible participants. Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), "Share-Based Payment." BigString adopted SFAS No. 123(R) using the modified prospective method. Under this modified prospective method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date of SFAS No. 123(R). Additionally, compensation costs for the portion of the awards outstanding as of the required effective date of SFAS No. 123(R), for which the requisite service has not been rendered, are being recognized as the requisite service is rendered after the required effective date of SFAS No. 123(R). The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123, "Accounting for Stock Based Compensation." Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded. The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.

BigString issues shares of common stock to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued. For the nine months ended September 30, 2007 and 2006, BigString recorded compensation expense of $455,249 and $142,360, respectively, in connection with the issuance of these shares. For the period October 8, 2003 (Date of Formation) through September 30, 2007, BigString recorded compensation expense of $734,777 in connection with the issuance of these shares.

BigString issues stock purchase warrants to non-employees as stock-based compensation. The fair values of the stock purchase warrants are estimated on the date of grant using the Black-Scholes option-pricing model. For the nine months ended September 30, 2007 and 2006, BigString recorded compensation expenses of $33,822 and $18,790, respectively, associated with issuances of stock purchase warrants. For the period October 8, 2003 (Date of Formation) through September 30, 2007, BigString recorded compensation expense of $253,117 in connection with the issuance of stock purchase warrants for services.

BigString also issues stock options to purchase common stock to employees, directors and vendors as stock-based compensation. The fair values of the stock options are estimated on the date of grant

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

using the Black-Scholes option-pricing model. For the nine months ended September 30, 2007 and 2006, BigString recorded compensation expense of $60,471 and $18,541, respectively. For the period October 8, 2003 (Date of Formation) through September 30, 2007, BigString recorded compensation expense of $146,944. BigString did not grant stock options prior to 2006.

INCOME TAXES
------------

BigString accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax basis of reported assets and liabilities.

The principal items giving rise to deferred taxes are timing differences between book and tax amortization of intangible assets and other expenditures.

RESEARCH AND DEVELOPMENT
------------------------

BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2, "Accounting for Research and Development Costs," and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BigString has determined that technological feasibility for its software products is reached shortly before the products are released. Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

All research and development for the nine months ended September 30, 2007 and 2006 was performed internally for the benefit of BigString. BigString does not perform such activities for others.

EVALUATION OF LONG-LIVED ASSETS
-------------------------------

BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------

Basic earnings (loss) per common share is computed by dividing net earnings
(loss) by the weighted average number of common shares outstanding during the specified period and after preferred stock dividend requirements. Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares outstanding during the specified period and after preferred stock dividend requirements. All potentially dilutive securities, which include outstanding preferred stock, warrants and options, have been excluded from the computation, as their effect is antidilutive.

BUSINESS COMBINATIONS
---------------------

Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at their fair value at the date of acquisition.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

INTANGIBLES
-----------

In September 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually.

ACCOUNTING FOR DERIVATIVES
--------------------------

BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

For financial instruments, including cash investments, accounts payable and accrued expenses, the carry amount approximates fair value because of the short maturities of such instruments.

NEW FINANCIAL ACCOUNTING STANDARDS
----------------------------------

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for BigString on January 1, 2008. BigString is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which enhances existing guidance for measuring assets and liabilities using fair value. This new statement provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. While SFAS No. 157 does not add any new fair value measurements, it does change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. BigString does not believe that the adoption of SFAS No. 157 will have a material impact on its consolidated financial position, cash flows or results of operations.

2.   GOING CONCERN

For the nine months ended September 30, 2007, BigString's consolidated financial statements reflect a net loss of $2,597,063, net cash used in operations of $941,540, working capital deficit of $146,672, a deficit accumulated during the development stage of $9,052,978 and an accumulated deficit of $8,572,978. These matters raise doubt about the ability of BigString to continue as a going concern. BigString's consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability to continue as a going concern.

The ability of BigString to continue as a going concern is dependent on BigString's ability to further implement its business plan, raise capital and generate additional revenues. BigString can

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

give no assurances that it will generate sufficient cash flow from operations or obtain additional financing.

The time required for BigString to become profitable is highly uncertain, and BigString can give no assurances that it will achieve or sustain profitability or generate sufficient cash flow from operations to meet planned capital expenditures, planned marketing expenditures and working capital requirements. If required, the ability to obtain additional financing from other sources also depends on many factors beyond BigString's control, including the state of the capital markets and the prospects for BigString's business. The necessary additional financing may not be available to BigString or may be available only on terms that would result in further dilution to the current stockholders of BigString.

3.   ACQUISITIONS

On December 11, 2006, BigString completed the acquisition of the website, DailyLOL.com, pursuant to an asset purchase agreement. The cash purchase price of $13,000 has been allocated to intangible assets based on estimated fair value. The acquisition includes right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of BigString's common stock. The market value of BigString's common stock on May 19, 2006 was $0.80 per share. In conjunction with this acquisition, BigString acquired an intangible asset for $600,000 based on estimated fair value. The acquisition included right, title and interest in domain names, customer and member lists and source code.

The results of operations of the assets acquired were not material, and accordingly, pro forma summary results have not been included.

On July 16, 2004, BigString completed the acquisition of Email Emissary. BigString purchased 100% of Email Emissary's stock for 20,000,000 shares of BigString's common stock. BigString acquired Email Emissary to consolidate its marketing and development operations. The purchase price of $4,800,000 was allocated to both tangible and intangible assets and liabilities based on estimated fair values. Approximately $4,803,000 of identifiable intangible assets (patent application, trademark and websites) arose from this transaction. Such intangible assets are being amortized on a straight-line basis over the estimated economic life of five years.

This acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of Email Emissary has been included in BigString's consolidated financial statements from July 16, 2004, the date of closing.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                   September 30, December, 31,
                                                       2007          2006
                                                     --------      --------

       Computer equipment and internal software      $253,115      $253,115
       Furniture and fixtures                           8,600         8,600
                                                     --------      --------
                                                      261,715       261,715
       Less accumulated depreciation                   85,992        47,103
                                                     --------      --------
                                                     $175,723      $214,612
                                                     ========      ========

Depreciation expense for the three months ended September 30, 2007 and 2006 was $12,963 and $12,208, respectively.

Depreciation expense for the nine months ended September 30, 2007 and 2006, and for the period October 8, 2003 (Date of Formation) through September 30, 2007, was $38,889, $24,270 and $86,566, respectively.

5.   GOODWILL AND OTHER INTANGIBLES

Other intangibles consist of patent and trademark fees, logos, source codes and websites. Amounts assigned to these intangibles have been determined by management. Management considered a number of factors in determining the allocations, including an independent formal appraisal. Other intangibles are being amortized over five years. Amortization expense was $270,803 and $270,000 for the three months ended September 30, 2007 and 2006, respectively. Amortization expense was $812,409, $760,000 and $3,249,025 for the nine months ended September 30, 2007 and 2006, and for the period October 8, 2003 (Date of Formation) through September 30, 2007, respectively.

Other intangible assets consist of the following:

                                        September 30, 2007   December, 31, 2006
                                            -----------         -----------

      Patent application, trademark,
      logos, websites and source codes      $ 5,416,067         $ 5,416,067
      Accumulated amortization               (3,249,025)         (2,436,616)
                                            -----------         -----------
                                            $ 2,167,042         $ 2,979,451
                                            ===========         ===========

Should the patent for BigString's Universal Recallable, Erasable and Timed Delivery Email not be issued, BigString will write-off the unamortized amount of the patent intangible amount. Estimated remaining amortization expenses for intangible assets for the next five years, are as follows:

                                         Estimated
                                         Remaining
                    Years Ending       Amortization
                     December 31,         Expense
                      -------           -----------

                        2007            $  270,804
                        2008             1,083,213
                        2009               642,933
                        2010               122,600
                        2011                47,492

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.   INTEREST EXPENSE/INCOME

     The components of interest expense/income were as follows:


                                                                                              Period
                                  Three Months Ended             Nine Months Ended       October 8, 2003
                                     September 30,                  September 30,           (Date of
                                                                                            Formation)
                                                                                             Through
                                                                                            September 30,
                                  2007            2006           2007            2006          2007
                               ---------       ---------      ---------       ---------      ---------
Interest income                $   3,785       $  14,446      $  13,255       $  29,299      $  67,169
Interest expense                 (70,164)             --       (116,940)             --       (116,940)
                               ---------       ---------      ---------       ---------      ---------
  Interest expense/income      $ (66,379)      $  14,446      $(103,685)      $  29,299      $ (49,771)
                               =========       =========      =========       =========      =========

7.   INCOME TAXES

BigString adopted the provisions of the FASB Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), on January 1, 2007. As a result of the implementation of FIN 48, BigString recognized no adjustment in the net liability for unrecognized income tax benefits.

At September 30, 2007, BigString has a net operating loss carry-forward of approximately $7.1 million, which expires in various years through 2028. Deferred income taxes reflect the impact of net operating carry-forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from BigString's net operating loss carry-forward, BigString has recorded a valuation allowance for the entire amount of the deferred tax asset.

8.   LONG-TERM DEBT

On May 1, 2007, BigString entered into a financing arrangement with several accredited financing parties. Proceeds from the financing will be used to support ongoing operations and the advancement of BigString's technology, and fund marketing and the development of its business.

Pursuant to the Subscription Agreement entered into by BigString with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear (collectively, the "Subscribers"), the Subscribers purchased convertible notes in the aggregate principal amount of $800,000, which notes are convertible into shares of BigString's common stock, and warrants to purchase up to 1,777,779 shares of BigString's common stock, resulting in net proceeds of approximately $576,000 after transaction fees of approximately $224,000. BigString accounted for the convertible notes under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Included to, and Potentially Settled in, a Company's Own Stock." Approximately $31,300 of the proceeds was allocated to the warrants based on fair value, and included as additional paid in capital. Due to the beneficial conversion feature of the convertible notes, $666,648 was included as additional paid in capital based on the conversion discount. For the three months ended September 30, 2007, $55,554, $2,610 and $12,000 were included in interest expense for the amortization of the beneficial conversion feature, amortization of the convertible note discount, and accrued debt expense, respectively. For the nine months ended September 30, 2007, $92,590, $4,350 and $20,000 were included in interest expense for the amortization of the beneficial conversion feature, amortization of the convertible note discount, and accrued debt expense, respectively.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As provided for in the Subscription Agreement, the Subscribers agreed to purchase additional convertible notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,779 shares of BigString's common stock, for a total subscription of $1,600,000, provided that we registered the shares of our common stock underlying the additional convertible notes and warrants by September 13, 2007 and met certain other closing conditions. Because we were unable to register the shares of common stock underlying the additional convertible notes and warrants by September 13, 2007, the Subscribers have not purchased the additional convertible notes and warrants, and we are required to pay liquidated damages equal to two percent of the purchase price of the outstanding convertible notes, or $16,000, for the first thirty days following September 13, 2007, and one percent of the purchase price of the outstanding convertible notes, or $8,000, for each thirty days thereafter, until the shares of common stock underlying the outstanding convertible notes are registered. BigString must pay the liquidated damages in cash. Effective November 13, 2007, the shares of common stock underlying the outstanding convertible notes and warrants were registered. As of that date, BigString owed $24,267 in liquidated damages relating to the outstanding convertible notes.

Each convertible note has a term of three years and accrues interest at a rate of six percent annually. The holder of a convertible note shall have the right from and after the issuance thereof until such time as the convertible note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of common stock at a conversion price of $0.18 per share. The conversion price and number and kind of shares to be issued upon conversion of the convertible note are subject to adjustment from time to time.

BigString paid Gem Funding LLC (the "Finder") $64,000 and issued a warrant to purchase 213,333 shares of common stock to the Finder on May 1, 2007. The Finder's warrant is similar to and carries the same rights as the warrants issued to the Subscribers.

9.   COMMON STOCK

On July 18, 2005, BigString amended its Certificate of Incorporation to, among other things, (i) change its name from Recall Mail Corporation to BigString Corporation, and (ii) increase the number of shares BigString is authorized to issue from 50,000,000 shares to 250,000,000 shares, consisting of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors has the authority, without action by the stockholders, to designate and issue the shares of preferred stock in one or more series and to designate the rights, preference and privileges of each series, any or all of which may be greater than the rights of BigString's common stock. Currently, there are 400,000 shares of preferred stock outstanding.

In October 2003, the month of BigString's formation, BigString issued 21,210,000 shares of its common stock to principals of BigString at no cost to such principals.

During 2003, BigString concluded a private placement of securities, pursuant to which it sold 40,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $10,000 in gross proceeds as a result of this private placement.

During 2004, BigString concluded a private placement of securities, pursuant to which it sold 870,000 shares of BigString's common stock at a per share purchase price of $0.25. BigString received $217,500 in gross proceeds as a result of this private placement.

During 2004, BigString issued 185,000 shares of common stock valued at $0.21 per share in consideration for consulting services provided by two marketing consultants. BigString recorded consulting expense of $39,251 in connection with the issuance of these shares.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

During 2005, BigString issued 50,000 shares of common stock valued at $0.25 per share for business advisory services.

For the year ended December 31, 2005, BigString concluded several private placements pursuant to which it sold 922,000 shares of its common stock at a per share purchase price of $0.25 and 9,448,125 shares of its common stock at a per share purchase price of $0.16. As a result of these private placements, BigString received $1,742,200 in gross proceeds.

On May 2, 2006, BigString issued 1,250,000 shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. The market value of BigString's common stock at May 2, 2006 was $0.82 per share.

On May 19, 2006, BigString completed the acquisition of certain assets, including two websites, from a principal of Lifeline Industries, Inc. In consideration for the assets, BigString issued 750,000 shares of common stock. The market value of BigString's common stock at May 19, 2006 was $0.80 per share.

Additionally, in May 2006, BigString redeemed 2,000,000 shares of its common stock from each of Charles A. Handshy, Jr. and David L. Daniels, former directors of BigString, and 2,000,000 shares of its common stock from each of their spouses, June E. Handshy and Deborah K. Daniels, at a purchase price of $0.05 per share.

On February 26, 2007, BigString agreed to issue 140,000 shares of common stock to CEOcast, Inc. in consideration for investor relations services. The market value of BigString's common stock at February 26, 2007 was $0.50 per share.

Additionally, on February 26, 2007, BigString agreed to issue 192,000 shares of common stock to Howard Greene in consideration for public relations services provided by Greene Inc. Communications. The market value of BigString's common stock at February 26, 2007 was $0.50 per share.

On May 1, 2007, BigString issued 100,000 shares of common stock to Jonathan Bomser in consideration for online marketing services provided by CAC, Inc. The market value of BigString's common stock at May 1, 2007 was $0.33 per share.

10.  PREFERRED STOCK

On May 19 2006, BigString issued a total of 400,000 shares of Series A Preferred Stock, par value $0.0001 per share, and warrants to purchase 1,000,000 shares of common stock to Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., for an aggregate purchase price of $2,000,000. The shares of Series A Preferred Stock are convertible under certain circumstances into shares of common stock. The warrants are convertible into shares of common stock at an exercise price per share of $1.25 (market price $0.80 per share). BigString has registered the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock and the shares of common stock underlying the warrants. In conjunction with this transaction, BigString incurred a fee of $140,000, which is included in additional paid in capital.

BigString accounted for the convertible preferred stock under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations including EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Included to, and Potentially Settled in, a Company's Own Stock." BigString performed calculations allocating the proceeds of the Series A Preferred Stock with detachable warrants to each respective security at their fair values. The value of the warrants of $400,000 was recorded as a reduction of the convertible preferred stock and credited to additional paid-in-capital. The recorded discount of $480,000 resulting from allocation

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

of proceeds to the beneficial conversion feature is analogous to a dividend and is recognized as a return to the preferred stockholders at the date of issuance of the convertible preferred stock.

11.  SHARE-BASED COMPENSATION

On January 1, 2006, BigString adopted SFAS No. 123(R), "Share-Based Payment," requiring the recognition of compensation expense in the consolidated statements of operations related to the fair value of its employee and non-employee share-based options and warrants. SFAS No. 123(R) revises SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) is supplemented by SAB No. 107, "Share-Based Payment." SAB No. 107 expresses the SEC staff's views regarding the interaction between SFAS No. 123(R) and certain SEC positions and regulations including the valuation of share-based payment arrangements.

Warrants:

During 2004, BigString granted warrants as payment for advisory services. The warrants provided for the purchase of 60,000 shares of BigString's common stock at an exercise price of $0.25. Certain of these warrants were exercised in 2005, which resulted in 45,000 shares of common stock being issued to the holders thereof. As a result of these exercises, BigString received $11,250 in gross proceeds. The remainder of these warrants was exercised in 2006, which resulted in 15,000 shares of common stock being issued to the holder thereof. As a result of this exercise, BigString recorded a subscription receivable of $3,750. In connection with the grant of these warrants, BigString recorded an expense of $3,500 which is included in the consolidated statement of operations for the year ended December 31, 2004. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rate of return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On January 1, 2005, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provided for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.25 per share. One of the warrants was exercised in 2006, which resulted in 50,000 shares of common stock being issued to the holder thereof. As a result of this exercise, BigString recorded a subscription receivable of $12,500. In addition, the other warrant providing for the purchase of 50,000 shares of common stock expired on January 1, 2007. In connection with the grant of these warrants, BigString recorded an expense of $7,400 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.07 per share.

On September 23, 2005, BigString granted warrants to a consultant, as payment for advisory services. One warrant provides for the purchase of 1,246,707 shares of common stock with a per share exercise price of $0.16, and the second warrant provides for the purchase of 1,196,838 shares of common stock with a per share exercise price of $0.20. Each of these warrants is due to expire on September 23, 2010 and the grants are non-forfeitable. A portion of each warrant, representing 50,000 shares of common stock, was assigned to a third party. The assigned portions of the warrants were exercised in 2006, which resulted in 100,000 shares of common stock being issued to the holder thereof. As a result of these exercises, BigString received $18,000 in gross proceeds. In connection with the grant of these warrants, BigString recorded an expense of $171,800 which is included in BigString's consolidated statements of operations for the year ended December 31, 2005. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

47%; risk free rated return of 5%; and expected life of 2 years.
The weighted average fair value of these warrants was $0.07 per share.

On May 2, 2006, BigString granted warrants to purchase shares of common stock in consideration for business consultant services to be provided by Lifeline Industries, Inc. A total of $135,300 of the deferred compensation in connection with the warrants will be expensed over a period of 36 months. For the nine months ended September 30, 2007, BigString expensed $33,822 in connection with these services, and the balance of $71,413 of total unrecognized compensation cost is included within paid-in-capital on BigString's consolidated balance sheet. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 5%; and expected life of 2 years. The weighted average fair value of these warrants was $0.42 and $0.18 per share.

On December 1, 2006, BigString granted warrants to two consultants, as payment for advisory services. Each warrant provides for the purchase of 50,000 shares of BigString's common stock at an exercise price of $0.50 per share. Each of these warrants is due to expire on December 1, 2011. In connection with the grant of these warrants, BigString recorded an expense of $6,530 which is included in BigString's consolidated statements of operations for the year ended December 31, 2006. The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 0%; expected volatility of 47%; risk free rated return of 4.5%; and expected life of 2.6 years. The weighted average fair value of these warrants was $0.08 per share.

As discussed in Note 8, on May 1, 2007, BigString granted warrants to purchase up to 1,991,112 shares of BigString's common stock. Each of the warrants issued to the Subscribers and the Finder, respectively, have a term of five years from May 1, 2007 and was fully vested on the date of issuance. The warrants are exercisable at $0.30 per share of common stock. A total of $31,320 of the purchase price for the convertible notes and warrants was allocated to the warrants based on fair value.

The number of warrants outstanding as of January 1, 2007 and changes to such number during the nine months ended September 30, 2007 is presented below:


                                                                               Weighted
                                                                Weighted       Average
                                                                Average        Remaining      Aggregate
                                                                Exercise      Contractual     Intrinsic
                                                 Shares          Price           Term           Value
                                               ----------      ----------     ----------     ----------
Warrants outstanding at January 1, 2007         3,943,545      $     0.52            5.2     $1,501,939
                                               ==========      ==========     ==========     ==========

Warrants granted                                1,991,112            0.30
Warrants exercised                                     --              --
Warrants cancelled/forfeited/expired              (50,000)           0.25
                                               ----------      ----------
Warrants outstanding at September 30, 2007      5,884,657      $     0.45            4.6     $       --
                                               ==========      ==========     ==========     ==========

Warrants exercisable at September 30, 2007      5,884,657      $     0.45            4.6     $       --
                                               ==========      ==========     ==========     ==========

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the aggregate difference between the closing stock price of BigString's common stock on September 28, 2007, the last trading day closest to our period end date of September 30, 2007, and the exercise price for in-the-money warrants) that would have been received by the warrant holders if all in-the-money warrants had been exercised on September 28, 2007.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

No warrants were exercised during the nine months ended September 30, 2007 and 2006. Cash received during the nine months ended September 30, 2007 and 2006 from the exercise of warrants was $16,250 and $0, respectively. For the period October 8, 2003 (Date of Formation) through September 30, 2007, a total of 210,000 shares of BigString's common stock were purchased upon the exercise of warrants.

Warrants granted in the nine months ended September 30, 2007 and 2006 were 1,991,112 and 1,450,000, respectively. For the period October 8, 2003 (Date of Formation) through September 30, 2007, warrants to purchase a total of 6,144,657 shares of BigString's common stock were granted.

During the nine months ended September 30, 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2007, warrants to purchase a total of 50,000 shares of BigString's common stock expired with an aggregate intrinsic value of $26,000 at the date of expiration. No warrants were cancelled, forfeited or expired during the nine months ended September 30, 2006.

Equity Incentive Plan and Stock Options Issued to Consultant:

At the 2006 Annual Meeting of Stockholders, the BigString Corporation 2006 Equity Incentive Plan (the "Equity Incentive Plan") was approved by a majority of BigString's stockholders. Under the Equity Incentive Plan, incentive and nonqualified stock options and rights to purchase common stock may be granted to eligible participants. Options are generally priced to be at least 100% of the fair market value of BigString's common stock at the date of the grant. Options are generally granted for a term of five or ten years. Options granted under the Equity Incentive Plan generally vest between one and five years.

On July 11, 2006, BigString approved the grant of a non-qualified stock option to purchase 575,100 shares of common stock to Kieran Vogel in connection with his participation in OurPrisoner, the interactive Internet television program available through the entertainment portal being operated by BigString's wholly-owned subsidiary, BigString Interactive. As of December 16, 2006, Mr. Vogel completed his obligation in connection with his participation in the OurPrisoner program and subsequently entered into a contractual relationship with BigString. The non-qualified stock option has a term of five years from July 11, 2006 and an exercise price of $0.32 per share. For the year ended December 31, 2006, BigString recorded a consulting expense of $47,775 in connection with the contractual relationship between Mr. Vogel and BigString.

On July 11, 2006, BigString granted incentive stock options to purchase 2,620,000 shares of common stock under its Equity Incentive Plan to certain of BigString's employees. Incentive stock options to purchase 1,450,000 shares of common stock were granted at an exercise price of $0.32 per underlying share with 25% vesting every three months for one year, and incentive stock options to purchase 1,170,000 shares of common stock were granted at an exercise price of $0.50 per underlying share with vesting over periods of three and four years. In addition, non-qualified stock options to purchase 600,000 shares of common stock were granted to two non-employee directors at an exercise price of $0.50 per underlying share with vesting over a period of three years.

On September 18, 2006, BigString granted an incentive stock option to purchase 1,800,000 shares of common stock under its Equity Incentive Plan to BigString's newly appointed Executive Vice President, Chief Financial Officer and Treasurer. When vested, 400,000 shares of common stock will be eligible for purchase at the per share price equal to $0.24; 600,000 shares of common stock will be eligible for purchase at $0.50 per share; 400,000 shares of common stock will be eligible for purchase at $.90 per share; and 400,000 shares of common stock will be eligible for purchase at $1.25 per share. The incentive stock option vests quarterly over a three year period, and the shares of common stock subject to the incentive stock option will vest in order of exercise price, with the shares with the lower exercise price vesting first.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2007 and 2006 and the period October 8, 2003 (Date of Formation) through September 30, 2007, BigString recorded stock-based option compensation expense of $60,471, $18,541 and $146,944, respectively. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Stock-based compensation expense was recorded net of estimated forfeitures.

The number of stock options outstanding as of January 1, 2007 and changes to such number during the nine months ended September 30, 2007 is presented below:

                                                                              Weighted
                                                                              Average
                                                              Weighted       Remaining
                                                               Average       Contractual    Aggregate
                                                Shares      Exercise Price      Term     Intrinsic Value
                                              ----------      ----------     ----------     ----------

Options outstanding at January 1, 2007         5,595,100      $     0.50            7.8     $1,763,195
                                              ==========      ==========     ==========     ==========

Options granted                                       --              --
Options exercised                                     --              --
Options cancelled/forfeited/expired             (245,000)           0.50
                                              ----------      ----------
Options outstanding at September 30, 2007      5,350,100      $     0.50            7.0     $       --
                                              ==========      ==========     ==========     ==========

Options exercisable at September 30, 2007      3,081,350      $     0.35            5.5     $       --
                                              ==========      ==========     ==========     ==========

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the aggregate difference between the closing stock prices of BigString's common stock on September 28, 2007, the last trading day closest to our period end date of September 30, 2007, and the exercise price for in-the-money options) that would have been received by the option holders if all in-the-money options had been exercised on September 28, 2007.

No options were exercised, and no cash received from option exercises and purchases of shares for the nine months ended September 30, 2007 and 2006 and the period October 8, 2003 (Date of Formation) through September 30, 2007.

No options were granted in the nine months ended September 30, 2007. For the period October 8, 2003 (Date of Formation) through September 30, 2007, options to purchase a total of 5,595,100 shares of BigString's common stock were granted.

For the nine months ended September 30, 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2007, options to purchase a total of 245,000 shares of BigString's common stock were forfeited with an aggregate intrinsic value of $0 at the date of expiration. No options were cancelled, forfeited or expired during the nine months ended September 30, 2006.

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123(R) and SAB No. 107. Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. We have limited relevant historical information to support the expected exercise behavior because our stock has been publicly traded only since May 1, 2006.

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

12.  COMMITMENTS AND CONTINGENCIES

Consulting Agreements:

On January 27, 2004, BigString entered into an agreement with Greene Inc. Communications to provide public relations services. In consideration for services performed, BigString agreed to issue to Howard Greene 140,000 shares of common stock in April, 2005 and 192,000 shares of common stock in February, 2007. Total public relation expenses, including the services of Greene Inc. Communications, were $30,104 and $74,323 for the nine months ended September 30, 2007 and 2006, and $133,608 for the period October 8, 2003 (Date of Formation) through September 30, 2007, including $96,000 as share-based compensation.

On May 2, 2006, BigString signed a three-year business consultant services agreement with Lifeline Industries, Inc. In consideration for the services to be performed under the agreement, BigString issued to Lifeline Industries, Inc. (1) 1,250,000 shares of common stock, (2) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $0.48, and (3) a fully vested, five year warrant to purchase 225,000 shares of common stock at a per share purchase price of $1.00. BigString incurred corresponding consulting expenses of $290,071, $161,150 and $547,913 for the nine months ended September 30, 2007 and 2006 and the period October 8, 2003 (Date of Formation) through September 30, 2007, respectively.

On February 26, 2007, BigString entered into a six month agreement for consulting services to be provided by CEOcast, Inc. BigString agreed to issue 140,000 shares of common stock to CEOcast, Inc. Total investor relations expenses, including the services of CEOcast, Inc., were $129,912, $50,000 and $185,911 for the nine months ended September 30, 2007 and 2006 and the period October 8, 2003 (Date of Formation) through September 30, 2007, respectively, including $70,000 as share-based compensation.

On April 27, 2007, BigString entered into an agreement with CAC, Inc., effective May 1, 2007. The minimum term of the agreement is four months. On May 1, 2007, BigString issued 100,000 shares of common stock to Jonathan Bomser in consideration for online marketing services provided by CAC, Inc. The market value of BigString's common stock at May 1, 2007 was $0.33 per share. Total online marketing expenses, including the services of CAC, Inc. and CAC, Inc.'s recommended vendors, were approximately $188,000 for the nine months ended September 30, 2007 and the period October 8, 2003 (Date of Formation) through September 30, 2007, including $33,000 as share-based compensation.

Marketing Affiliate Commitments:

In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of net advertising revenues, to its marketing affiliates. As of September 30, 2007 and 2006, these commitments were not material.

Other Commitments:

In the ordinary course of business, BigString may provide indemnifications to customers, vendors, lessors, marketing affiliates, directors, officers and other parties with respect to certain matters. It is not possible to determine the aggregate maximum potential loss under these indemnification agreements due to the limited history of prior indemnification claims and unique circumstances involved in each agreement. Historically, BigString has not incurred material costs as a result of obligation under these agreements and has not accrued any liabilities related to such agreements.

As of September 30, 2007, BigString did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which would have been

                     BIGSTRING CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

established for the purpose of facilitating off-balance sheet arrangements or other limited purposes. BigString is not exposed to financing, liquidity, market or credit risks that could arise under such relationships.

13.  SUBSEQUENT EVENTS

On June 15, 2007, BigString filed a registration statement on Form SB-2 (File No. 333-143793) with the SEC. BigString filed the registration statement for purposes of registering shares of its common stock issuable upon the conversion of certain convertible notes and upon the exercise of certain warrants held by Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, as well as shares of BigString's common stock previously issued by BigString in several private placements. See Note 8. The registration statement was subsequently declared effective by the SEC on November 13, 2007.

Item 2. Management's Discussion and Analysis or Plan of Operation
        ---------------------------------------------------------

     We have provided below information about BigString's financial condition and results of operations for the three and nine months ended September 30, 2007 and 2006, respectively. This information should be read in conjunction with BigString's consolidated financial statements for the three and nine months ended September 30, 2007 and 2006, and the period October 8, 2003 (Date of Formation) through September 30, 2007, including the related notes thereto, which are included on pages 1 through 22 of this report.

Background

     BigString was incorporated in the State of Delaware on October 8, 2003 under the name "Recall Mail Corporation." The company's name was formally changed to "BigString Corporation" in July 2005. BigString was formed, together with Email Emissary, incorporated in the State of Oklahoma on August 7, 2003, to develop technology that would allow the user of email services to have comprehensive control, security and privacy relating to the email generated by the user. Email Emissary was later acquired by BigString in July 2004. In September 2006, all of Email Emissary's assets, including its pending patent application, were transferred to BigString. Email Emissary was dissolved on May 17, 2007.

Development Stage Company

     BigString is considered a development stage enterprise as defined in the Financial Accounting Standards Board Statement No. 7, Accounting and Reporting for Development Stage Companies. BigString has limited revenue to date, continues to raise capital and there is no assurance that ultimately BigString will achieve a profitable level of operations.

Overview

     BigString is a technology firm with a global client base, focused on providing a superior online communications experience for our users. Our innovations in recallable, erasable email provide a new level of privacy and security for those who wish to protect their proprietary information and manage their digital rights. We serve three main markets: free and paid email accounts for individuals, professional business email solutions, and email marketing services.

     Our development efforts in 2006 were primarily focused on the redesign of our email system, which was launched in December 2006 as BigString Beta 2.0. This release was a significant revision to the application to allow dynamic scalability, feature upgrades and improved user interfaces. Our development efforts in 2007 have focused primarily on improving the overall customer experience with feature upgrades, such as our Triple Layer Secure Email, and development of advanced user interfaces. We also developed a third core product, email marketing services, to complement our consumer email services and professional business email solutions.

     In order for us to grow our business and increase our revenue, it is critical for us to attract and retain new customers. For us to increase our revenue, we need to establish a large customer base. A large customer base of our free email services provides us with more opportunities to sell our premium services, which could result in increased revenue. In addition, a large customer base may allow us to increase our advertising rates and attract other Internet based advertising and marketing firms to advertise and form marketing affiliations with us, which could result in increased advertising revenues.

     We commenced our online marketing efforts in May 2007, with the hiring of an experienced online marketing firm, CAC, Inc. and CAC, Inc.'s recommended vendors. Online marketing efforts include search engine optimization, viral video production, copywriting, online promotions, and posts of blogs and videos to online social networking communities. The efforts through September 30, 2007 included further development of our marketing infrastructure base, promotions, advertising and public relations.

     During the three months ended September 30, 2007, we increased advertising expenditures related to promotional messages while online marketing and public relations expenses remained at approximately the same level as the three months ended June 30, 2007. Our growth of new member sign-ups increased 63% for the three months ended September 30, 2007, as compared to the three months ended June 30, 2007. In addition, during the three months ended September 30, 2007, member sign-ups from viral activity (non-promotional) increased by 71% over the three months ended June 30, 2007. While the growth of new member sign-ups was predominately driven by increased advertising, the number of customers acquired for every marketing dollar spent (advertising and online marketing efforts) increased 29% for the three months ended September 30, 2007, as compared to the three months ended June 30, 2007.

     Other certain criteria we review to measure our performance are set forth below:

     o    the number of first time and repeat users of our email services;

     o    the number of pages of our website viewed by a user;

     o    the number of free and/or paid accounts for each service;

     o the number of users of our free email services who purchase one of our premium product packages;

     o the length of time between the activation of a free account and the conversion to a paid account;

     o the retention rate of customers, including the number of account closures and the number of refund requests;

     o    the acquisition cost per user for each of our email services;

     o    the cost and effectiveness for each of our promotional efforts;

     o    the revenue and effectiveness of advertisements we serve; and

     o    the revenue, impressions, clicks and actions per user.

     In 2006, we formed BigString Interactive and launched a new interactive entertainment portal. We began our programming initiative in June 2006 with the debut of OurPrisoner, BigString's interactive Internet television reality program. OurPrisoner concluded its six month run in December 2006. The most popular video clips were archived and continue to be accessed at www.OurPrisoner.com. OurPrisoner allowed us to develop core video technology that has been incorporated into our enterprise email offerings. We also plan to leverage our experience with OurPrisoner in future BigString Interactive programs.

     In December 2006, BigString launched a beta version of FindItAll.com, a video and photo search engine which BigString had acquired in May 2006. FindItAll.com, in conjunction with the Pixsy Media Search platform, provides Internet users a comprehensive search facility for online viral videos, television programs, news events, movies and movie trailers, music videos and other similar media. Also in December 2006, BigString acquired DailyLOL.com, a viral video website that provides humorous videos, games and pictures. DailyLOL.com was launched as part of the company's interactive entertainment portal.

Critical Accounting Policies

     Our discussion and analysis of our financial condition and results of operations are based upon BigString's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires BigString to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, BigString evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation. BigString bases its estimates on historical expenses and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     BigString believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

     REVENUE RECOGNITION. BigString derives revenue from online services, electronic commerce, advertising and data network services. BigString also derives revenue from marketing affiliations. BigString recognizes revenue in accordance with the guidance contained in the SAB No. 104, "Revenue Recognition in Financial Statements."

     BigString recognizes online service revenue over the period that services are provided. Other revenues, which consist principally of electronic commerce and advertising revenues, as well as data network service revenues, are recognized as the services are performed. BigString recognizes these revenues as such because the services have been provided, the fees are fixed or determinable, and collectibility is reasonably assured. Unearned revenue consists primarily of prepaid electronic commerce and annual prepaid subscription fees billed in advance.

     Consistent with the provisions of the FASB's EITF Issue No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," BigString generally recognizes revenue associated with its advertising and marketing affiliation programs on a gross basis due primarily to the following factors:
BigString is the primary obligor; has general inventory risk; has latitude in establishing prices; has discretion in supplier selection; performs part of the service; and determines specifications. In connection with contracts to provide email services to marketing affiliates, BigString may be obligated to make payments, which may represent a portion of revenue, to its marketing affiliates.

     Consistent with EITF Issue No. 01-9, "Accounting for Considerations Given by a Vendor to a Customer (Including the Reseller of the Vendor's Product)," BigString accounts for cash considerations given to customers, for which it does not receive a separately identifiable benefit or cannot reasonable estimate fair value, as a reduction of revenue rather than an expense. Accordingly, corresponding distributions to active users and distributions of referral fees are recorded as a reduction of gross revenue.

     BigString records its allowance for doubtful accounts based upon an assessment of various factors, including historical experience, age of the accounts receivable balances, the credit quality of customers, current economic conditions and other factors that may affect customers' ability to pay.

     STOCK-BASED COMPENSATION. BigString has one stock-based compensation plan under which incentive and nonqualified stock options and rights to purchase stock may be granted to employees, directors and other eligible participants. Effective January 1, 2006, BigString accounts for stock-based compensation under SFAS No. 123(R), "Share-Based Payment." BigString adopted SFAS No. 123(R) using the modified prospective method. Under this modified prospective method, SFAS No. 123(R) applies to new awards and to awards modified, repurchased, or cancelled after the required effective date of SFAS No. 123(R). Additionally, compensation costs for the portion of the awards outstanding as of the required effective date of SFAS No. 123(R), for which the requisite service has not been rendered, are being recognized as the requisite service is rendered after the required effective date of SFAS No. 123(R). The compensation cost for the portion of awards is based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123, "Accounting for Stock Based Compensation."

Changes to the grant-date fair value of equity awards granted before the required effective date of SFAS No. 123(R) are precluded. The compensation cost for those earlier awards is attributed to periods beginning on or after the required effective date of SFAS No. 123(R) using the attribution method that was used under SFAS No. 123, except that the method of recognizing forfeitures only as they occur was not continued.

     BigString issues shares of its common stock, warrants to purchase common stock and non-qualified stock options to non-employees as stock-based compensation. BigString accounts for the services using the fair market value of the consideration issued.

     RESEARCH AND DEVELOPMENT. BigString accounts for research and development costs in accordance with accounting pronouncements, including SFAS No. 2 "Accounting for Research and Development Costs," and SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." BigString has determined that technological feasibility for its software products is reached shortly before the products are released. Research and development costs incurred between the establishment of technological feasibility and product release have not been material and have accordingly been expensed when incurred.

     EVALUATION OF LONG-LIVED ASSETS. BigString reviews property and equipment and finite-lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with the guidance provided in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified. Should the impairment loss be significant, the charge to operations could have a material adverse effect on BigString's results of operations and financial condition.

     INTANGIBLE ASSETS. In June 2001, the FASB issued SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 142 specifies the financial accounting and reporting for acquired goodwill and other intangible assets. Goodwill and other indefinite-lived intangible assets are no longer amortized, but are reviewed for impairment at least annually. The valuation of intangible assets has been determined by management after considering a number of factors.

     ACCOUNTING FOR DERIVATIVEs. BigString evaluates its options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and related interpretations, including EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

Results of Operations
For the Three and Nine Months Ended September 30, 2007 and 2006

     NET LOSS. For the three months ended September 30, 2007, our net loss was $902,735, as compared to a $966,135 net loss for the same period in 2006. The $63,400 decrease in net loss was primarily attributable to a $7,020 increase in revenue, a $100,355 decrease in general and administrative expenses, a $52,855 decrease in cost of revenues and a $44,059 decrease in research and development, partially offset by a $59,261 increase in sales and marketing expenses and a $80,825 change in net interest expense/income.

     For the nine months ended September 30, 2007, our net loss was $2,597,063, as compared to a $2,216,690 net loss for the same period in 2006. The $380,373 increase in net loss was primarily attributable to a $224,118 increase in sales and marketing expenses, a $98,195 increase in general and administrative expenses, a $52,409 increase in amortization of intangibles, and a

$132,984 change in net interest expense/income, partially offset by a $20,148 increase in revenue, a $57,710 decrease in cost of revenues and a $49,475 decrease in research and development expenses.

     REVENUES. For the three months ended September 30, 2007, our total revenues were $10,863, as compared to $3,843 in total revenues for the same period in 2006. Of the revenues generated for the three months ended September 30, 2007, $7,215 was generated from the purchase of our services and $3,648 was generated from advertisers, whereas for the three months ended September 30, 2006, $1,706 was generated from the purchase of our services and $2,139 was generated from advertisers.

     For the nine months ended September 30, 2007, our total revenues were $30,050, as compared to $9,902 in total revenues for the same period in 2006. Of the revenues generated for the nine months ended September 30, 2007, $17,720 was generated from the purchase of our services and $12,330 was generated from advertisers, whereas for the nine months ended September 30, 2006, $6,838 was generated from the purchase of our services and $3,064 was generated from advertisers.

     Our advertising revenues are paid based on a mix of impressions, clicks and actions. On a normalized impression basis, the average revenue per paid-impression for the three months ended September 30, 2007 increased by 160% over the three months ended June 30, 2007 and increased 379% from January 2007.

     During the nine months ended September 30, 2007, BigString offered three services for purchase: premium upgrades for individual accounts; professional business email solutions; and email marketing services. Pre-paid purchases are recognized as revenues as the services are performed. Total purchases increased 227% for the nine months ended September 30, 2007, as compared to the same period in 2006. Changes in purchases for the nine months ended September 30, 2007, over the nine months ended September, 2006, for each service is as follows: premium upgrade purchases increased by 39%; professional business email solutions increased over 2,350% ; and email marketing services are new services and did not have sales in the nine months ended September 30, 2006.

     As of September 30, 2007, unearned revenue from the purchase of our services increased to $11,907 from $3,031 at September 30, 2006 and $4,681 at December 31, 2006.

     EXPENSES. Operating expenses for the three months ended September 30, 2007 were $847,219, a $137,205 decrease from operating expenses of $984,424 incurred in the same period in 2006. Operating expenses, excluding amortization, depreciation and share-based compensation expenses, for the three months ended September 30, 2007, decreased by $164,191 from the operating expenses, excluding amortization, depreciation and share-based compensation expenses, from the same prior year period.

     o General and administrative: General and administrative expenses for the three months ended September 30, 2007, were $288,709, as compared to $389,064 for the same prior year period. The $100,355 decrease in expenses was primarily attributable to reduced consulting, legal and other professional expenses of $106,272.

     o Sales and marketing: Sales and marketing expenses for the three months ended September 30, 2007, were $148,962, as compared to $89,701 for the same prior year period. The $59,261 increase in expenses was primarily attributable to increased online marketing expenses of $94,154 and increased advertising expenses of $26,711, partially offset by an accrual of $68,000 for public relations services in September 2006.

     o Amortization: Amortization expense for the three months ended September 30, 2007, was $270,803, as compared to $270,000 for the same prior year period. The $803 increase in expense was primarily attributable to the increase in intangible assets related to the 2006 website acquisitions of FindItAll.com, AmericanMoBlog.com and DailyLOL.com.

     o Cost of revenues: Cost of revenues for the three months ended September 30, 2007, was $21,874, as compared to $74,729 for the same prior year period. The $52,855 decrease in cost was primarily attributable to reduced staffing and associated overhead expenses.

     o Research and development: Research and development expenses for the three months ended September 30, 2007, were $116,871, as compared to $160,930 for the same prior year period. The $44,059 decrease in expenses was primarily attributable to reduced development staffing and associated overhead costs.

     Operating expenses for the nine months ended September 30, 2007 were $2,523,428, a $267,537 increase over operating expenses of $2,255,891 incurred in the same period in 2006. Operating expenses, excluding amortization, depreciation and share-based compensation expenses, for the nine months ended September 30, 2007, decreased by $196,235 from the operating expenses, excluding amortization, depreciation and share-based compensation expenses, from the same prior year period.

     o General and administrative: General and administrative expenses for the nine months ended September 30, 2007, were $893,066, as compared to $794,871 for the same prior year period. The $98,195 increase in expenses was primarily attributable an increase in non-cash share-based compensation of $219,839, primarily for consultants, and investor relations expenses of $79,912, partially offset by a decrease in consulting, legal and other professional fees of $81,977 and rent and other discretionary expenses.

     o Sales and marketing: Sales and marketing expenses for the nine months ended September 30, 2007, were $352,701, as compared to $128,583 for the same prior year period. The $224,118 increase in expenses was primarily attributable to 2007 marketing consultant expenses of $187,954 and an increase in advertising expenses of $50,052.

     o Amortization: Amortization expense for the nine months ended September 30, 2007, was $812,409, as compared to $760,000 for the same prior year period. The $52,409 increase in expense was primarily attributable to the increase in intangible assets related to the 2006 website acquisitions of FindItAll.com, AmericanMoBlog.com and DailyLOL.com.

     o Cost of revenues: Cost of revenues for the nine months ended September 30, 2007, was $90,994, as compared to $148,704 for the same prior year period. The $57,710 decrease in cost was primarily attributable to reduced staffing and associated overhead expenses.

     o Research and development: Research and development expenses for the nine months ended September 30, 2007, were $374,258, as compared to $423,733 for the same prior year period. The $49,475 decrease in expenses was primarily attributable to reduced development staffing and associated overhead expenses.

     INTEREST EXPENSE AND INCOME. Net interest expense was $66,379 for the three months ended September 30, 2007, as compared to $14,446 of interest income for the same prior year period. This change from interest income to interest expense was primarily attributable to non-cash expenses of $55,554 for the accretion for the beneficial conversion feature of the convertible notes recorded as additional paid in capital, $12,000 for accrued debt for interest on the convertible notes, and $2,610 for the amortization of the convertible note discount. Interest income of $790 was earned for the three months ended September 30, 2007, as compared to $14,446 earned for the same prior year period, due to smaller cash balances maintained by BigString.

     Net interest expense was $103,685 for the nine months ended September 30, 2007, as compared to $29,299 of interest income for the same prior year period. This change from interest income to interest expense was primarily attributable to non-cash expenses discussed above relating to the three months ended September 30, 2007.

     INCOME TAXES. No tax provision has been recorded for the three and nine months ended September 30, 2007 and 2006 as a result of our accumulated operating losses.

Liquidity and Capital Resources

     Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. Since inception through September 30, 2007, we have expended $3,928,416 for operating and investing activities, which has been primarily funded by investments of $4,096,240 from our stockholders and convertible note holders. For the nine months ended September 30, 2007, we expended $941,540 for operating and investing activities, a decrease of $461,087 from the amount expended during the nine months ended September 30, 2006.

     Our cash balance as of September 30, 2007 was $167,824, which was a decrease of $710,406 from our cash balance of $878,230 as of September 30, 2006. This decrease to our cash balance related to operating and investment expenses of $1,320,696, which included expenses associated with the development of our products and services, marketing, the 2006 interactive promotional show, OurPrisoner, and professional fees. These expenses were partially offset by $610,290 raised by BigString through exercise of warrants and private placement of convertible notes and warrants.

     Management believes its current cash balance of $94,814 at November 7, 2007, is not sufficient to fund the minimum level of operations for the next twelve months.

     Our consolidated financial statements beginning on page 2 have been prepared assuming we will continue as a going concern. As more fully explained in Note 2 to our consolidated financial statements, we have a working capital deficit and have incurred losses since operations commenced. Our continued existence is dependent upon our ability to obtain needed working capital through additional equity and/or debt financing and revenue to cover expenses as we continue to incur losses. These uncertainties raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties should we be unable to continue as a going concern.

     On May 1, 2007, we entered into a financing arrangement with Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners, LP, Iroquois Master Fund Ltd. and Penn Footwear, pursuant to which these Subscribers purchased convertible notes in the aggregate principal amount of $800,000, which notes are convertible into shares of our common stock and warrants to purchase up to 1,777,779 shares of our common stock. Each convertible note has a term of three years and accrues interest at a rate of six percent annually. The holder of a convertible note shall have the right from and after the issuance thereof until such time as the convertible note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of our common stock at a conversion price of $0.18 per share. As provided for in the subscription agreement, the Subscribers agreed to purchase at a second closing additional convertible notes in the aggregate principal amount of $800,000 and warrants to purchase up to 1,777,779 shares of our common stock, for a total subscription of $1,600,000, provided that we registered the shares of our common stock underlying the additional convertible notes and warrants by September 13, 2007 and met certain other closing conditions. Because we were unable to register the shares of common stock underlying the additional convertible notes and warrants by September 13, 2007, Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear have not purchased the additional convertible notes and warrants, and we are required to pay liquidated damages equal to two percent of the purchase price of the outstanding convertible notes, or $16,000, for the first thirty days following September 13, 2007, and one percent of the purchase price of the outstanding convertible notes, or $8,000, for each thirty days thereafter, until the shares of common stock underlying the outstanding convertible notes are registered. BigString must pay the liquidated damages in cash. Effective November 13, 2007, the shares of common stock underlying the outstanding convertible notes and warrants were registered. As of that date, BigString owed $24,267 in liquidated damages relating to the outstanding convertible notes.

     Based upon our current financial status, and assuming that the outstanding convertible notes are not converted into shares of common stock, we will not be able to pay the principal and interest on the convertible notes when they become due.

     If the revenue from our operations are not adequate to allow us to pay the principal and interest on the outstanding convertible notes, and the convertible notes are not converted into shares of common stock, we will seek additional equity financing and/or debt financing. It is also possible that we will seek to borrow money from traditional lending institutions, such as banks.

     We recently received notice that our application for the State of New Jersey's Technology Business Tax Certificate Program was approved by the New Jersey Economic Development Authority, as indicated in the authority's monthly minutes. This program allows certain, approved businesses to sell their unused net operating loss carryover and unused research and development tax credits to unaffiliated, profitable corporate taxpayers in the State of New Jersey.

     We expect to receive net payments between $250,000 and $500,000 through the program. A corporation has signed a commitment to buy a portion of our net operating loss carryforwards and unused research and development tax credits. Payment is anticipated in late December of this year.

     We have completed significant development of our email service and have made adjustments to our cost structure, such as the elimination of expenses associated with the production of OurPrisoner and the reduction of a portion of compensation costs associated with development. We have also reduced general expenses such as rent and other discretionary expenses. As discussed under Results of Operations, we have reduced operating expenses, excluding amortization, depreciation and share-based compensation expenses, by $164,191 and $196,235 for the three and nine months ended September 30, 2007, respectively, as compared to the same prior year periods.

     We expect to continue development on our email service and related service offerings. We also expect sales, marketing and advertising expenses and cost of revenues to increase as we promote and grow our email service and related service offerings. However, our revenue and cash balance are insufficient to fund the continued growth of our business, and, therefore, we will seek additional funds. There can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts and could cause us to seek bankruptcy protection. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

     Our officers and directors have not, as of the date of this filing, loaned any funds to BigString. There are no formal commitments or arrangements to advance or loan funds to BigString or repay any such advances or loans.

Item 3. Controls and Procedures
        -----------------------

     As required by Rule 13a-15 under the Exchange Act, as of the end of the period covered by this Quarterly Report on Form 10-QSB, BigString carried out an evaluation of the effectiveness of the design and operation of BigString's disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of BigString's management, including BigString's President and Chief Executive Officer and BigString's Chief Financial Officer, who concluded that BigString's disclosure controls and procedures are effective. There has been no significant change in BigString's internal controls during the last fiscal quarter that has materially affected, or is reasonably likely to materially affect, BigString's internal control over financial reporting.

     Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in BigString's reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in BigString's reports filed under the Exchange Act is accumulated and communicated to management, including BigString's Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

                           PART II. OTHER INFORMATION

Item 1. Legal Proceedings
        -----------------

     We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
        -----------------------------------------------------------

     Not Applicable.

Item 3. Defaults Upon Senior Securities
        -------------------------------

     Not Applicable.

Item 4. Submission of Matters to a Vote of Security Holders
        ---------------------------------------------------

     Not Applicable.

Item 5. Other Information
        -----------------

     Not Applicable.

Item 6. Exhibits
        --------

     See Index of Exhibits commencing on page E-1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    BigString Corporation
                                    --------------------------------------------
                                    Registrant

Dated: November 14, 2007            /s/ Darin M. Myman
                                    --------------------------------------------
                                    Darin M. Myman
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)

Dated: November 14, 2007            /s/ Robert S. DeMeulemeester
                                    --------------------------------------------
                                    Robert S. DeMeulemeester
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                INDEX OF EXHIBITS

    Exhibit No.                     Description of Exhibit
    -----------                     ----------------------

     3.1.1 Certificate of Incorporation of BigString, placed into effect on October 8, 2003, incorporated by reference to
                    Exhibit 3.1.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     3.1.2 Certificate of Amendment to the Certificate of Incorporation of BigString, placed into effect on July 19, 2005, incorporated by reference to Exhibit 3.1.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     3.1.3 Certificate of Designations of Series A Preferred Stock, par value $0.0001 per share, of BigString, incorporated by reference to Exhibit 3.1.3 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

     3.2 Amended and Restated By-laws of BigString, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     4.1 Specimen certificate representing BigString's common stock, par value $.0001 per share, incorporated by reference to
                    Exhibit 4.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     4.2 Form of Convertible Note, dated May 1, 2007, issued to the following persons and in the following amounts: Whalehaven Capital Fund Limited ($250,000); Alpha Capital Anstalt ($250,000); Chestnut Ridge Partners LP ($125,000); Iroquois Master Fund Ltd. ($125,000); and Penn Footwear ($50,000), incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 3, 2007.

     10.1 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW New Millennium Offshore, Ltd., incorporated by reference to Exhibit 10.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.2 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Partners, LLC, incorporated by reference to Exhibit 10.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.3 Registration Rights Agreement, dated August 10, 2005, between BigString and AJW Qualified Partners, LLC, incorporated by reference to Exhibit 10.3 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.4 Registration Rights Agreement, dated June 17, 2005, between BigString and David Matthew Arledge, incorporated by reference to Exhibit 10.4 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.5 Registration Rights Agreement, dated June 17, 2005, between BigString and David A. Arledge, incorporated by reference to
                    Exhibit 10.5 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.6 Registration Rights Agreement, dated July 31, 2005, between BigString and Jeffrey M. Barber and Jo Ann Barber, incorporated by reference to Exhibit 10.6 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.7 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, incorporated by reference to Exhibit 10.7 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.8 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, IRA Account, incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.9 Registration Rights Agreement, dated June 17, 2005, between BigString and Nicholas Codispoti, President, Codispoti Foundation, incorporated by reference to Exhibit 10.9 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.10 Registration Rights Agreement, dated June 17, 2005, between BigString and Jon M. Conahan, incorporated by reference to
                    Exhibit 10.10 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.11 Registration Rights Agreement, dated July 31, 2005, between BigString and Michael Dewhurst, incorporated by reference to
                    Exhibit 10.11 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.12 Registration Rights Agreement, dated June 17, 2005, between BigString and Theodore Fadool, Jr., incorporated by reference to Exhibit 10.12 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005

     10.13 Registration Rights Agreement, dated June 17, 2005, between BigString and Charles S. Guerrieri, incorporated by reference to Exhibit 10.13 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.14 Registration Rights Agreement, dated August 9, 2005, between BigString and James R. Kauffman and Barbara Kauffman, incorporated by reference to Exhibit 10.14 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.15 Registration Rights Agreement, dated July 31, 2005, between BigString and Joel Marcus, incorporated by reference to
                    Exhibit 10.15 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.16 Registration Rights Agreement, dated August 10, 2005, between BigString and New Millennium Capital Partners II, LLC, incorporated by reference to Exhibit 10.16 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.17 Registration Rights Agreement, dated July 31, 2005, between BigString and Richard and Georgia Petrone, incorporated by reference to Exhibit 10.17 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.18 Registration Rights Agreement, dated July 31, 2005, between BigString and David and Kim Prado, incorporated by reference to Exhibit 10.18 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.19 Registration Rights Agreement, dated August 4, 2005, between BigString and Marc Sandusky, incorporated by reference to
                    Exhibit 10.19 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.20 Registration Rights Agreement, dated August 6, 2005, between BigString and Shefts Family LP, incorporated by reference to
                    Exhibit 10.20 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.21 Registration Rights Agreement, dated June 17, 2005, between BigString and Thomas Shields, incorporated by reference to
                    Exhibit 10.21 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on August 29, 2005.

     10.22 Agreement, dated December 1, 2005, by and among BigString and the following selling stockholders: AJW New Millennium Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC, David M. Adredge, David A. Arledge, Susan Baran, Jeffrey M. Barber and JoAnn Barber, Nicholas Codispoti, Nicholas Codispoti, IRA, Codispoti Foundation, Jon M. Conahan, Dean G. Corsones, Michael Dewhurst, Marc Dutton, Theodore Fadool, Jr., Howard Greene, Harvey M. Goldfarb, Charles S. Guerrieri, Brenda L. Herd and Glenn A. Herd, Herd Family Partnership, Ronald C. Herd and Michele Herd, Steven Hoffman, James R. Kaufman and Barbara Kaufman, Jeffrey Kay and Lisa Kay, Gerald Kotkin, Paul A. Levis PSP, Joel Marcus, Barbara A. Musco and Barrie E. Bazar, Craig Myman, New Millennium Capital Partners II, LLC, Alfred Pantaleone, Sara
                    R. Pasquarello, Richard P. Petrone and Georgia Petrone, David Prado and Kim Prado, Lee Rosenberg, Todd M. Ross, Marc Sandusky, Adam Schaffer, H. Joseph Sgroi, Shefts Family LP, Thomas Shields, Mark Yuko, Bradley Zelenitz and Shefts Associates, Inc., incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

     10.23 Business Consultant Services Agreement by and between BigString and Shefts Association, Inc., incorporated by reference to Exhibit 10.30 to Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the SEC on October 21, 2005.

     10.24 Lease between BigString, as Tenant, and Walter Zimmerer & Son, as Landlord, dated May 8, 2007, for the premises located at 3 Harding Road, Suite F, Red Bank, New Jersey 07701, incorporated by reference to Exhibit 10.24 to the Registration Statement on Form SB-2 (Registration No. 333-143793) filed with the SEC on June 15, 2007.

     10.25 Business Consultant Services Agreement, dated May 2, 2006, by and between BigString and Lifeline Industries, Inc., incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K filed with the SEC on May 4, 2006.

     10.26 Securities Purchase Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., including Schedule 1 - Schedule of Purchasers, and Exhibit C - Form of Warrant. Upon the request of the SEC, BigString agrees to furnish copies of each of the following schedules and exhibits: Schedule 2-3.2(d) - Warrants; Schedule 2-3.3 - Registration Rights;
                    Schedule 2-3.7 - Financial Statements; Schedule 2-3.10 - Broker's or Finder's Fees; Schedule 2-3.11 - Litigation;
                    Schedule 2-3.16 - Intellectual Property Claims Against the Company; Schedule 2-3.17 - Subsidiaries; Schedule 2-3.19(a)
                    - Employee Benefit Plans; Schedule 2-3.22 - Material Changes; Exhibit A - Form of Certificate of Designations of the Series A Preferred Stock; Exhibit B - Form of Registration Rights Agreement; Exhibit D - Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion, incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

     10.27 Registration Rights Agreement, dated as of May 19, 2006, by and among BigString and Witches Rock Portfolio Ltd., The Tudor BVI Global Portfolio Ltd. and Tudor Proprietary Trading, L.L.C., incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

     10.28 Asset Purchase Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie. Upon the request of the SEC, BigString agrees to furnish a copy of Exhibit A - Form of Registration Rights Agreement, and Exhibit B - Investor Suitability Questionnaire, incorporated by reference to
                    Exhibit 10.35 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

     10.29 Registration Rights Agreement, dated as of May 19, 2006, by and between BigString and Robb Knie, incorporated by reference to Exhibit 10.36 to the Current Report on Form 8-K filed with the SEC on May 22, 2006.

     10.30 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and David L. Daniels, incorporated by reference to Exhibit 10.37 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

     10.31 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Deborah K. Daniels, incorporated by reference to Exhibit 10.38 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

     10.32 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and Charles A. Handshy, Jr., incorporated by reference to Exhibit 10.39 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

     10.33 Stock Redemption Agreement, dated May 31, 2006, by and between BigString and June E. Handshy, incorporated by reference to Exhibit 10.40 to the Registration Statement on Form SB-2 (Registration No. 333-135837) filed with the SEC on July 18, 2006.

     10.34 Letter Agreement, dated September 18, 2006, between BigString and Robert DeMeulemeester, incorporated by reference to Exhibit 10.41 to the Current Report on Form 8-K filed with the SEC on September 21, 2006.

     10.35 BigString Corporation 2006 Equity Incentive Plan, incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

     10.35.1 Form of Incentive Option Agreement (Employees), incorporated by reference to Exhibit 10.42.1 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

     10.35.2 Form of Director Option Agreement (Non-employee Directors), incorporated by reference to Exhibit 10.42.2 to the Annual Report on Form 10-KSB filed with the SEC on April 2, 2007.

     10.36 Subscription Agreement, dated as of April 30, 2007, by and among BigString and Whalehaven Capital Fund Limited, Alpha Capital Anstalt, Chestnut Ridge Partners LP, Iroquois Master Fund Ltd. and Penn Footwear, including Exhibit B - Form of Common Stock Purchase Warrant. Upon the request of the Securities and Exchange Commission, BigString agrees to furnish copies of each of the following schedules and exhibits: Schedule 5(a) - Subsidiaries; Schedule 5(d) - Additional Issuances/Capitalization; Schedule 5(f) - Conflicts; Schedule 5(q) - Undisclosed Liabilities; Schedule 5(v) - Transfer Agent; Schedule 8 - Finder's Fee; Schedule 9(s) - Lockup Agreement Providers; Schedule 11.1(iv) - Additional Securities to be Included in the Registration Statement; Exhibit A - Form of Convertible Note (included as
                    Exhibit 4.2); Exhibit C - Form of Escrow Agreement; Exhibit D - Form of Giordano, Halleran & Ciesla, P.C. Legal Opinion; Exhibit E - Proposed Public Announcement; and Exhibit F - Form of Lock-Up Agreement, incorporated by reference to
                    Exhibit 10.43 to the Current Report on Form 8-K filed with the SEC on May 3, 2007.

     14.1           Code of Ethics of BigString, incorporated by reference to
                    Exhibit 14.1 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006.

     31.1           Section 302 Certification of Chief Executive Officer.

     31.2           Section 302 Certification of Chief Financial Officer.

     32.1 Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350.

     32.2 Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

                                                                    EXHIBIT 31.1

                                  CERTIFICATION

     I, Darin M. Myman, certify that:

     1. I have reviewed this report on Form 10-QSB of BigString Corporation;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

     4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

          (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          (c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

     5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

          (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: November 14, 2007                   /s/ Darin M. Myman
                                           -------------------------------------
                                           Darin M. Myman
                                           President and Chief Executive Officer

                                                                    EXHIBIT 31.2

                                  CERTIFICATION

     I, Robert S. DeMeulemeester, certify that:

     1. I have reviewed this report on Form 10-QSB of BigString Corporation;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

     4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

          (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          (c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

     5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

          (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

          (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: November 14, 2007                            /s/ Robert S. DeMeulemeester
                                                    ----------------------------
                                                    Robert S. DeMeulemeester
                                                    Chief Financial Officer

                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of BigString Corporation (the "Company") on Form 10-QSB for the period ended September 30, 2007 (the "Report"), I, Darin M. Myman, President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of ss.13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. ss.78m or 78o(d), and,

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2007                   /s/ Darin M. Myman
                                           -------------------------------------
                                           Darin M. Myman
                                           President and Chief Executive Officer

                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of BigString Corporation (the "Company") on Form 10-QSB for the period ended September 30, 2007 (the "Report"), I, Robert S. DeMeulemeester, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of ss.13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. ss.78m or 78o(d), and,

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2007                            /s/ Robert S. DeMeulemeester
                                                    ----------------------------
                                                    Robert S. DeMeulemeester
                                                    Chief Financial Officer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):


                                November 15, 2007


                              BIGSTRING CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


           Delaware                      000-51661              20-0297832
--------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                  File Number)         Identification No.)

 3 Harding Road, Suite E, Red Bank, New Jersey                     07701
--------------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (732) 741-2840


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 - Other Events

         Item 8.01.     Other Events.
         ---------      ------------

         On November 15, 2007, BigString Corporation issued a press release announcing the launch of a new application that enables Facebook users to send messages and pictures which can be programmed to self-destruct at a specific time. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

         Item 9.01.     Financial Statements and Exhibits.
         ---------      ---------------------------------

              (d)       Exhibits:

              Exhibit
              Number          Description
              ------          -----------

              99.1 Press Release Re: BigString Launches Facebook Application That Enables Users to Send Messages and Photos Programmed to Self-Destruct.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BIGSTRING CORPORATION
                                       -----------------------------------------
                                                     (Registrant)



                                       By:  /s/ Darin M. Myman
                                           -------------------------------------
                                           Darin M. Myman
                                           President and Chief Executive Officer


Date:  November 15, 2007

                                  EXHIBIT INDEX

Exhibit
Number              Description
------              -----------

99.1 Press Release Re: BigString Launches Facebook Application That Enables Users to Send Messages and Photos Programmed to Self-Destruct.

                                                                    EXHIBIT 99.1


          BIGSTRING LAUNCHES FACEBOOK APPLICATION THAT ENABLES USERS TO
               SEND MESSAGES & PHOTOS PROGRAMMED TO SELF-DESTRUCT

      Part of BigString's Initiative to Develop Social Networking Messaging
             Applications Built Around The Company's Core Technology

RED BANK, N.J., November 15, 2007 - A new application that enables Facebook users to send exploding messages and pictures that can be programmed to self-destruct at a specific time, has been launched by BigString Corporation (OTCBB: BSGC). This new Facebook application is part of BigString's initiative to develop social networking messaging applications built around the company's core technology.

This application is based on BigString's self-destructing email feature. With it, senders can determine when and how their Facebook message disappears by choosing from more than 100 animations and effects, including fiery death, exploding emoticons, explosions, etc.

Darin Myman, president and CEO of BigString Corporation stated, "We believe that the rapid growth of social networks such as Facebook are creating a large and important market opportunity for BigString's messaging technology. Our Facebook application will be the first of many that will adapt our patent-pending email technology for social networks."

                                 About BigString
                                 ---------------

BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services. In addition to permitting users to send recallable, erasable, self-destructing messages and video, Big String's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used.

                           Forward-Looking Statements
                           --------------------------

Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation's actual results could differ materially from expected results.

CONTACT: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):


                                November 19, 2007

                              BIGSTRING CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


           Delaware                      000-51661              20-0297832
--------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                  File Number)         Identification No.)

 3 Harding Road, Suite E, Red Bank, New Jersey                     07701
--------------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (732) 741-2840


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 - Other Events

         Item 8.01.     Other Events.
         ---------      ------------

         On November 19, 2007, BigString Corporation (the "Company") issued a press release announcing the introduction of a "private label" partnership program that allows websites in the social networking, online dating, search and video-content markets to offer the Company's recallable, erasable, self-destructing and video email system to their respective user bases. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

         Item 9.01.     Financial Statements and Exhibits.
         ---------      ---------------------------------

              (d)       Exhibits:

              Exhibit
              Number          Description
              ------          -----------

              99.1 Press Release Re: BigString Corporation Introduces "Private Label" Partnership Program.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BIGSTRING CORPORATION
                                     ------------------------------------------
                                                    (Registrant)



                                     By: /s/ Darin M. Myman
                                         --------------------------------------
                                         Darin M. Myman
                                         President and Chief Executive Officer


Date:  November 19, 2007

                                  EXHIBIT INDEX

Exhibit
Number        Description
------        -----------

99.1 Press Release Re: BigString Corporation Introduces "Private Label" Partnership Program.

                                                                    EXHIBIT 99.1


                BIGSTRING CORPORATION INTRODUCES "PRIVATE LABEL"
                               PARTNERSHIP PROGRAM

RED BANK, N.J., November 19, 2007 - BigString Corporation (OTCBB: BSGC) announced today that it is introducing a "private label" partnership program that allows websites in the social networking, online dating, search and video-content markets to offer BigString's recallable, erasable, self-destructing and video email system to its user base.

"Opening up our private label partnership program to consumer-focused websites creates new traffic and revenue opportunities for both our partners and BigString," stated Darin Myman, President and CEO of BigString Corporation. "Our email system brings additional value-added services, especially to websites focused on social networking, online dating or user-generated content where protecting a user's privacy and digital-rights management is a concern."

About BigString
---------------

BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services. In addition to permitting users to send recallable, erasable, self-destructing messages and video, BigString's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used.

Forward-Looking Statements
--------------------------

Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation's actual results could differ materially from expected results.

CONTACT: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com